UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2024

WESTERN ACQUISITION VENTURES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-42124	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

42 Broadway, 12th Floor
New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	WAVSU	The NASDAQ Stock Market LLC
Common stock, par value $0.001 per share	WAVS	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	WAVSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2024, Western Acquisition Ventures Corp., a company incorporated in Delaware (the “Company”), Western Acquisition Ventures Sponsor, LLC (the “Sponsor”) and RiverNorth SPAC Arbitrage Fund, LP (the “Investor”) entered into a non-redemption agreement (the “Non-Redemption Agreement”) whereby the Sponsor plans to transfer to the Investor 5,000 shares each month over the next three months for agreeing not to redeem the 99,800 that it currently holds prior to the business combination. The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by the Non-Redemption Agreement filed by the Company as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Non-Redemption Agreement and Assignment of Economic Interest, dated August 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ACQUISITION VENTURES CORP.

Date: August 7, 2024	By:	/s/ James P McCormick
James P. McCormick, President and CEO